Exhibit 12(b)

CERTIFICATION

Stacey E. Hong, President and Principal Executive Officer, and Michael J. McKeen, Treasurer and Principal Financial Officer of Montgomery Street Income Securities, Inc., each certify that to his knowledge:

1.	This Form N-CSR filing for the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Stacey E. Hong	/s/ Michael J. McKeen
By: Stacey E. Hong	By: Michael J. McKeen
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Date: September 4, 2015	Date: September 4, 2015

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.